                                                  AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

                                                                  Exhibit 21

                                                      SUBSIDIARIES OF THE COMPANY

American Safety Insurance Holdings, Ltd

         American Safety Assurance, Ltd

         American Safety Reinsurance Ltd

         American Safety Holdings Corp

                  American Safety Casualty Insurance Company

                           American Safety Indemnity Company

                  Ponce Lighthouse Properties Inc

                  RiverMar Contracting Company

                  American Safety Insurance Services, Inc.

                           Environmental Claims Service, Inc

                           Sureco Bond Services, Inc

                           American Safety Financial Corp

                           American Safety Purchasing Group, Inc

                  American Safety Capital Trust

                  American Safety Capital Trust II

                  American Safety Capital Trust III

                  American Safety Risk Retention Group, Inc (non-subsidiary risk retention group affiliate)